UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2012

SUREWEST COMMUNICATIONS

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

8150 Industrial Avenue
Roseville, California	95678
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (916) 772-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 2, 2012, SureWest Communications (“SureWest”) completed its merger (the “First Merger”) with WH Acquisition Corp. (“Merger Sub I”), a California corporation and wholly-owned subsidiary of Consolidated Communications Holdings, Inc. (“Consolidated”), whereby Merger Sub I merged with and into SureWest with SureWest continuing as the surviving corporation in the First Merger, and as a result of which SureWest has been acquired by, and has become a wholly owned subsidiary of, Consolidated.  Subsequently, also on July 2, 2012, the surviving company of the First Merger merged (the “Second Merger,” together with the First Merger, the “Mergers”) with and into WH Acquisition II Corp., a California corporation and wholly-owned subsidiary of Consolidated (“Merger Sub II”).  The Mergers were effected pursuant to an Agreement and Plan of Merger, dated as of February 5, 2012 (the “Merger Agreement”), among SureWest, Consolidated, Merger Sub I and Merger Sub II.  The following events took place in connection with the consummation of the Mergers:

Item 1.02.       Termination of a Material Definitive Agreement.

In connection with the consummation of the First Merger, SureWest has terminated each of (i) its Third Amended and Restated Credit Agreement dated as of September 19, 2008, as amended, between SureWest and CoBank, ACB, and (ii) its Credit Agreement dated as of March 2, 2011, as amended, between the Company and CoBank, ACB.  Each such agreement was terminated at the effective time of the First Merger and payments of the amounts previously outstanding thereunder were made in full in cash.

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2012, SureWest notified the Nasdaq Stock Market LLC (“Nasdaq”) of the effectiveness of the First Merger, pursuant to which each share of SureWest’s common stock was converted into either (i) $23.00 in cash, without interest, or (ii) shares of Consolidated’s common stock having an equivalent value based on average closing prices for the 20-day period ending two days before the closing date of the First Merger (the “Consolidated Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.40565 shares of Consolidated’s common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated’s common stock for each share of SureWest common stock, subject to certain exceptions and with overall elections subject to proration so that 50% of SureWest shares (treating equity award shares as outstanding shares) were exchanged for cash and 50% for stock, as more fully described in Item 3.03, which information is incorporated by reference.  On July 2, 2012, SureWest requested that Nasdaq file, and Nasdaq filed, with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the shares of SureWest’s common stock are no longer listed on Nasdaq.

Item 3.03.       Material Modification to Rights of Security Holders.

On July 2, 2012, the First Merger was consummated in accordance with the Merger Agreement.  Under the terms of the Merger Agreement:

•                 In the First Merger, SureWest’s shareholders had the right to elect to exchange each share of SureWest common stock for either (i) $23.00 in cash, without interest, or (ii) shares of Consolidated’s common stock having an equivalent value based on the Consolidated Trading Price, subject to a collar so that there was a maximum exchange ratio of 1.40565 shares of Consolidated’s common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated’s common stock for each share of SureWest common stock, subject to certain exceptions and with overall elections subject to proration so that 50% of SureWest shares (treating equity award shares as outstanding shares) were exchanged for cash and 50% for stock.

•                 The Consolidated Trading Price was $14.44.  As a result, at the effective time of the First Merger, 50% of the shares of SureWest common stock (treating restricted stock units and restricted stock awards as outstanding) converted into the right to receive $23.00 in cash, without interest, per share, for an approximate total of $170 million in cash, and each of the remaining shares of SureWest common stock converted into the right to receive 1.40565 shares of common stock of Consolidated, or an approximate total of 10,417,450 shares of Consolidated’s common stock.

•                 No fractional shares of Consolidated common stock will be issued to any SureWest shareholder in the First Merger.  Each SureWest shareholder who would otherwise have been entitled to receive a fraction of a share of Consolidated common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $14.44 (which represents the Consolidated Trading Price).

This description of the First Merger is qualified in its entirety by reference to the Merger Agreement, a complete copy of which was filed as Exhibit 2.1 to the Form 8-K filed by SureWest on February 8, 2012 and is incorporated herein by reference.

Upon the effective time of the First Merger, holders of SureWest’s common stock immediately prior to the effective time of the First Merger ceased to have any rights as shareholders in SureWest (other than their right to receive the merger consideration).

Item 5.01.       Changes in Control of Registrant.

As a result of the First Merger, a change of control of SureWest occurred and SureWest became a wholly-owned subsidiary of Consolidated.  Consolidated financed the cash portion of the merger consideration with debt and cash on hand.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition, as a result of the First Merger, all of the current directors and officers of SureWest resigned from their directorships, any board committees of which they were a member, and all officer positions of SureWest, as of the effective time of the First Merger.  Pursuant to the Merger Agreement, as a result of the First Merger, the directors of Merger Sub I immediately prior to the effective time of the First Merger (Robert J. Currey, Richard A. Lumpkin, Steven J. Shirar and Matthew K. Smith) became the directors of the surviving corporation of the First Merger, and the officers of Merger Sub I immediately prior to the effective time of the First Merger (Richard A. Lumpkin-Chairman, Robert J. Currey-President and Chief Executive Officer, C. Robert Udell, Jr.-Senior Vice President and Chief Operating Officer, Steven J. Shirar-Senior Vice President and Corporate Secretary, Christopher A. Young-Chief Information Officer, and Steven L. Childers-Senior Vice President and Chief Financial Officer) became the officers of the surviving corporation of the First Merger.  Subsequently, pursuant to the Merger Agreement and as a result of the Second Merger, the directors of Merger Sub II immediately prior to the effective time of the Second Merger (being the same persons who were directors of Merger Sub I listed above) became the directors of the surviving corporation of the Second Merger, and the officers of Merger Sub II immediately prior to the effective time of the Second Merger (being the same persons who were officers of Merger Sub I listed above) became the officers of the surviving corporation of the Second Merger.

Item 5.03.       Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, SureWest’s articles of incorporation and SureWest’s By-laws were amended and restated in their entirety.  Subsequently, pursuant to the Second Merger, the articles of incorporation of Merger Sub II, as in effect immediately prior to the effective time of the Second Merger became the articles of incorporation of the surviving corporation of the Second Merger at the effective time of the Second Merger, pursuant to which, among other things, the surviving corporation was renamed “SureWest Communications,” and the bylaws of Merger Sub II, as in effect immediately prior to the effective time of the Second Merger, became the by-laws of the surviving corporation of the Second Merger at the effective time of the Second Merger.  The articles of incorporation and the by-laws of the surviving corporation of the Second Merger, which were substantially similar to the articles and incorporation and by-laws of the surviving corporation of the First Merger, are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of February 5, 2012, by and among SureWest, Consolidated Communications Holdings, Inc., WH Acquisition Corp. and WH Acquisition II Corp. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated February 5, 2012)

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-laws

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. SureWest agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012
SureWest Communications

	By:	/s/ Steven L. Childers
Name: Steven L. Childers
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of February 5, 2012, by and among SureWest, Consolidated Communications Holdings, Inc., WH Acquisition Corp. and WH Acquisition II Corp. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated February 5, 2012)

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-laws

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. SureWest agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.